                   CORRECTION TO PROXY STATEMENT INFORMATION

                            MICRON TECHNOLOGY, INC.

                      1993 Annual Meeting of Shareholders
                                January 31, 1994

TO THE SHAREHOLDERS:

  On or about December 20, 1993, Micron Technology, Inc. (the "Company") mailed to the Company's shareholders of record as of December 2, 1993 the Company's Proxy Statement and Proxy pertaining to the 1993 Annual Meeting of Shareholders to be held at the Company's principal business office in Boise, Idaho on January 31, 1994. The Proxy Statement contained graphical and numerical information relating to S&P composite and semiconductor industry stock price performance under the caption "PERFORMANCE GRAPH" on page 12 therein. Such information was incorrectly stated. The stock price performance graph and chart should appear as follows:


                       [PERFORMANCE GRAPH APPEARS HERE]


                                                       YEAR ENDING AUGUST 31
                                                   -----------------------------
                                                   1988 1989 1990 1991 1992 1993
                                                   ---- ---- ---- ---- ---- ----
Micron Technology, Inc............................ $100 $ 84 $ 53 $ 82 $ 89 $314
S&P Electronics (Semiconductors) Index............ $100 $114 $120 $144 $176 $394
S&P 500 Composite Index........................... $100 $139 $132 $168 $181 $209

  The Company apologizes for any inconvenience this matter may have caused you. The Company cautions that the stock price performance information shown above may not be indicative of current stock price levels or future stock price performance. IF YOU HAVE ALREADY SUBMITTED YOUR VOTE PERTAINING TO THE ELECTION OF DIRECTORS AT THE ANNUAL MEETING AND WISH TO SUBMIT A NEW PROXY FOR THE PURPOSE OF CHANGING SUCH VOTE, OR IF YOU OTHERWISE WISH TO OBTAIN ADDITIONAL PROXY MATERIALS, PLEASE CONTACT:

                                 CATHY L. SMITH
                            MICRON TECHNOLOGY, INC.
                             2805 EAST COLUMBIA RD.
                               BOISE, IDAHO 83706
                                 (208) 368-4063